EXHIBIT 21.1


                        SUBSIDIARIES OF GREATBATCH, INC.

Subsidiary                                           Incorporated
----------                                           ------------

Greatbatch Ltd.                                      New York
(direct subsidiary of Greatbatch, Inc.)

Greatbatch LLC                                       Delaware
(direct subsidiary of Greatbatch Ltd.)

Greatbatch Tecnologias de Mexico, S. de C.V.         Mexico
(owned 99% by Greatbatch LLC & 1% by
Greatbatch, Inc.)

Greatbatch-Hittman, Inc.                             Delaware
(direct subsidiary of Greatbatch Ltd.)

Electrochem Commercial Power, Inc.                   Massachusetts
(direct subsidiary of Greatbatch Ltd.)

Greatbatch-Globe Tool, Inc.                          Minnesota
(direct subsidiary of Greatbatch Ltd.)

Quan Emerteq Corp.                                   Delaware
(direct subsidiary of Greatbatch Ltd.)

Electrochem Commercial Power Delaware, Inc.          Delaware
(direct subsidiary of Electrochem Commercial
Power, Inc.)

Marco Bound Ltd.                                     Hong Kong
(direct subsidiary of Greatbatch Ltd.)

Integrated Power Solutions (IPS) Co., Ltd.           People's Republic of China
(direct subsidiary of Marco Bound Ltd.)